UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2005

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-8432	76-6004065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

JPMorgan Chase Bank, N.A., Trustee Institutional Trust Services 700 Lavaca Street Austin, Texas		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 479-2562

NOT APPLICABLE

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

In connection with the anticipated termination of Mesa Offshore Trust (the “Trust”) and related sale of properties owned by the Trust, as well as for review in connection with certain pending litigation filed by MOSH Holding, LP, the Trustee of the  Trust engaged DeGolyer and MacNaughton, independent petroleum engineers, to prepare an appraisal report on estimated production and revenues from proved reserves as of March 31, 2005 of certain properties owned by the Trust.  In an Appraisal Report dated August 5, 2005, DeGolyer and MacNaughton delivered its final report to the Trustee of the Trust.  A copy of the Appraisal Report letter is attached to this Form 8-K as Exhibit 99.1.

The report prepared by DeGolyer and MacNaughton regarding estimates as of March 31, 2005 uses market prices of $53.34 per barrel of oil and $6.39 per Mcf of natural gas, as compared to $43.33 per barrel of oil and $6.19 per Mcf of natural gas used in the December 31, 2004 reserve letter prepared by Pioneer Natural Resources that is included in the Trust’s Form 10-K.  Accordingly, the reserve reports as of December 31, 2004 and March 31, 2005 will differ in this respect among others and may not be directly comparable.

The value of the units of beneficial interest of the Trust depends upon, among other things, the amount of reserves attributable to the overriding royalty interests in which the Trust has an indirect interest and the estimated future value of the reserves.  Estimating reserves is inherently uncertain.  Ultimately, actual production, revenues and expenditures for the underlying properties will vary from estimates and those variations could be material.  Petroleum engineers consider many factors and make assumptions in estimating reserves.  Those factors and assumptions include:

•                  historical production from the area compared with production rates from similar producing areas;

•                  the assumed effect of governmental regulation; and

•                  assumptions about future commodity prices, production and development costs, severance and excise taxes, and capital expenditures.

Changes in these assumptions can materially change reserve estimates.

The Trustee is not an expert in oil and gas reserves and is entitled under the Trust Indenture to rely upon experts.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the reserve report attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit 99.1	Appraisal Report dated August 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Offshore Trust

By: JPMorgan Chase Bank, N.A., as Trustee

Date: August 15, 2005	By:	/s/	Mike Ulrich
Mike Ulrich
Vice President and Trust Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Appraisal Report dated August 5, 2005.